                                                                     EXHIBIT 4.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.

Warrant No. W-CS-1                           Number of Shares: 192,000
Date of Issuance: February 11, 1999          (subject to adjustment)


                            MPATH INTERACTIVE, INC.

                         Common Stock Purchase Warrant
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     Mpath Interactive, Inc. (the "Company"), for value received, hereby
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certifies that Yahoo! Inc., or its registered assigns (the "Registered Holder"),
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is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below), up to 192,000 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company, at a purchase price of $10.29 per share. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.
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     This Warrant is issued pursuant to a Warrant Purchase Agreement dated February 11, 1999 between the Company and the Registered Holder (the "Purchase
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Agreement") and is subject to the terms and conditions of the Purchase
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Agreement.

     1.   EXERCISE.
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          (a)  EXERCISABILITY
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               (i) This Warrant shall not become exercisable as to any of the shares subject to this Warrant prior to October 1, 1999 and thereafter only as provided in this Section 1(a).

               (ii) Subject to subsection (a)(i) of this Section 1, this Warrant shall become exercisable as to [XXXXX] of the shares subject to this Warrant upon renewal of the technology license and integration agreement referenced in that certain Letter of Understanding between the Company and the Registered Holder dated February 11, 1999 (the "LOU").
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               (iii) Subject to subsection (a)(i) of this Section 1, this Warrant shall become exercisable as to [XXXXX] of the shares subject to this Warrant upon [XXXXX].

               (iv) Subject to subsection (a)(i) of this Section 1, this Warrant shall become exercisable as to [XXXXX] of the shares subject to this Warrant immediately following [XXXXX].


                    [XXXXX] CONFIDENTIAL TREATMENT REQUESTED
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          (b)  MANNER OF EXERCISE.  This Warrant may be exercised by the
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Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered
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Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

          (c)  EFFECTIVE TIME OF EXERCISE.  Each exercise of this Warrant shall
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be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(b) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(e) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

          (d)  NET ISSUE EXERCISE.
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               (i) In lieu of exercising this Warrant in the manner provided above in Section 1(b), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

                       X =  Y (A - B)
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                                A
Where     X = The number of shares of Common Stock to be issued to the
               Registered Holder.

          Y = The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

          A = The fair market value of one share of Common Stock (at the date of such calculation).

          B = The Purchase Price (as adjusted to the date of such calculation).

               (ii) For purposes of this Section 1(d), the fair market value of one share of Common Stock on the date of calculation shall mean:

                    (A) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share of Common Stock shall be the initial "Price to Public" specified in the final prospectus with respect to the offering;

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                    (B) if this Warrant is exercised after, and not in connection with, the Company's initial public offering, and if the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

                         (1)  if the Company's Common Stock is traded on a
securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before date of calculation; or

                         (2)  if the Company's Common Stock is actively traded
over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation; or

                    (C) if neither (A) nor (B) is applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company's Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 6(b) below, in which case the fair market value per share of Common Stock shall be deemed to be the value of the consideration per share received by the holders of such stock pursuant to such acquisition.

          (e)  DELIVERY TO HOLDER.  As soon as practicable after the exercise of
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this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(b) above.

     2.   ADJUSTMENTS.
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          (a)  STOCK SPLITS AND DIVIDENDS.  If outstanding shares of the
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Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination

                    [XXXXX] CONFIDENTIAL TREATMENT REQUESTED
 OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

          (b)  RECLASSIFICATION, ETC.  In case of any reclassification or change
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of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c)  ADJUSTMENT CERTIFICATE.  When any adjustment is required to be
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made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth
(i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

     3.   TRANSFERS.
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          (a)  UNREGISTERED SECURITY.  Each holder of this Warrant acknowledges
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that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and agrees not to
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sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

          (b)  TRANSFERABILITY.  Subject to the provisions of Section 3(a) and
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Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the
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                    [XXXXX] CONFIDENTIAL TREATMENT REQUESTED
 OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION principal office of the Company provided, however, that this Warrant may not be
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transferred unless the transferee acquires the right to purchase all shares of Warrant Stock hereunder.

          (c)  WARRANT REGISTER.  The Company will maintain a register
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containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in
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blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

     4.   MARKET STANDOFF AGREEMENT. The Registered Holder hereby agrees that,
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during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed under the Securities Act of 1933, as amended, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company, all one percent (1%) stockholders and all other persons with registration rights are subject to similar restrictions;

          (c) such market stand-off time period shall not exceed one hundred and eighty (180) days; and

          (d) any discretionary waiver or termination of the restrictions of such agreements by the Company or the representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares subject to such agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Warrant Stock until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

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     5.   NO IMPAIRMENT.  The Company will not, by amendment of its charter or
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through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 14 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     6.   TERMINATION.  This Warrant (and the right to purchase securities upon
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exercise hereof) shall terminate upon the earliest to occur of the following (the "Expiration Date"): (a) February 11, 2001 or (b) the sale, conveyance,
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disposal, or encumbrance of all or substantially all of the Company's property or business or the Company's merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; provided that this
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Section 6(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, provided further, that notwithstanding the
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provisions regarding the exercisability of this Warrant set forth in Section 1, this Warrant shall become exercisable for [XXXXX] of the shares subject to this Warrant in the event of a transaction referenced in this Section 6(b) that would result in the termination of this Warrant being consummated prior to October 1, 1999.

     7.   NOTICES OF CERTAIN TRANSACTIONS.  In case:
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          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such

                    [XXXXX] CONFIDENTIAL TREATMENT REQUESTED
 OMITTED PORTIONS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

     8.   RESERVATION OF STOCK.  The Company will at all times reserve and keep
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available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     9.   EXCHANGE OF WARRANTS.  Upon the surrender by the Registered Holder of
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any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     10.  REPLACEMENT OF WARRANTS.  Upon receipt of evidence reasonably
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satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     11.  NOTICES.  Any notice required or permitted by this Warrant shall be in
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writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight
(48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

     12.  NO RIGHTS AS STOCKHOLDER.  Until the exercise of this Warrant, the
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Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     13.  NO FRACTIONAL SHARES.  No fractional shares of Common Stock will be
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issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

     14.  AMENDMENT OR WAIVER.  Any term of this Warrant may be amended or
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waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

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     15.  HEADINGS.  The headings in this Warrant are for purposes of reference
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only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     16.  GOVERNING LAW. This Warrant shall be governed, construed and
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interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

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                              MPATH INTERACTIVE, INC.


                              By: /s/ Lynn Heublein
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                              Name: Lynn Heublein
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                              Title: COO
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                           SIGNATURE PAGE TO WARRANT

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                                   EXHIBIT A
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                                 PURCHASE FORM
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To:  Mpath Interactive, Inc.                                Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant No. W-CS-1, hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Purchase Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Purchase Agreement, provided that the term "Purchaser" shall refer to the undersigned and the term
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"Securities" shall refer to the Warrant Stock.


                                      Signature:________________________________

                                      Name (print):_____________________________

                                      Title (if applic.)________________________

                                      Company (if applic.):_____________________


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                                   EXHIBIT B
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                             NOTICE OF ASSIGNMENT

  For value received, the undersigned hereby sells, assigns and transfers unto the person(s) listed below the right to purchase that number of shares of Common Stock of Mpath Interactive, Inc. ("Shares") pursuant to the terms of the
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attached Warrant, together with all right, title and interest therein, with full power of substitution in the premises:

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  NAME(S) OF ASSIGNEE(S)    ADDRESS OF ASSIGNEE(S)       # OF SHARES ASSIGNED
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  And if said number of Shares shall not be all the Shares represented by the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the Shares registered by said Warrant.

Dated:      ____________________________________________

Signature:  ____________________________________________

Address:    ____________________________________________

            ____________________________________________

            ____________________________________________

  Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or any change whatsoever.


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